Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Rob Morrison
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Rob.Morrison@howmet.com

Howmet Aerospace Reports Third Quarter 2026 Results

Revenue up 29% Year over Year, Organic Growth 25%; GAAP EPS $1.42, Adjusted EPS $1.46

Healthy Third Quarter Cash Generation; $500 Million Deployed for Common Stock Repurchases

Additional $5 Billion Share Repurchase Authorization by Board of Directors

Full Year 2026 Guidance Increased

Full Year 2027 Revenue Guidance: Approximately $11.5 Billion, Up ~12% Year over Year

Summary Financial Results

	Third Quarter				Nine Months
Dollars in Millions; Per share amounts in dollars, diluted	2026	2025	Change		2026	2025	Change
Revenue	$2,703	$2,089	29%		$7,563	$6,084	24%

GAAP Metrics
Operating Income	$777	$542	43%		$2,241	$1,557	44%
Operating Income Margin	28.7%	25.9%	280	bps	29.6%	25.6%	400	bps
Earnings per Share (EPS)	$1.42	$0.95	49%		$4.18	$2.79	50%
Cash from Operations	$709	$531	34%		$1,745	$1,230	42%

Non-GAAP Metrics[1]
Adjusted EBITDA	$879	$614	43%		$2,436	$1,763	38%
Adjusted EBITDA Margin	32.5%	29.4%	310	bps	32.2%	29.0%	320	bps
Adjusted Operating Income	$786	$542	45%		$2,185	$1,553	41%
Adjusted Operating Income Margin	29.1%	25.9%	320	bps	28.9%	25.5%	340	bps
Adjusted Earnings per Share (EPS)	$1.46	$0.95	54%		$4.01	$2.72	47%
Free Cash Flow	$562	$423	33%		$1,400	$901	55%

1 For more information, see “Non-GAAP Financial Measures” and the schedules to this release.

Key Activity

•	Repurchased $500 million of common stock in third quarter 2026; $1.1 billion repurchased year to date
•	On October 28, 2026, the Board of Directors authorized an increase in the Company’s share repurchase program by $5 billion, resulting in $5.397 billion total authorization
•	Increased the quarterly common stock dividend by 17% to $0.14 per share in third quarter 2026

1

PITTSBURGH, PA, October 29, 2026 – Howmet Aerospace (NYSE: HWM) announced results today for the third quarter 2026.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “Howmet's performance was solid in all dimensions, with third quarter results exceeding the high end of guidance. Revenue grew 29% year over year and 25% organically, the strongest quarterly growth rate on record for Howmet. Adjusted EBITDA margin expanded 310 basis points year over year to 32.5%. Free cash flow was a robust $562 million after $147 million in capital expenditures, as we continue to invest for growth. The free cash flow supported $500 million in common stock repurchases in the third quarter, lifting year-to-date repurchases to $1.1 billion. The Board of Directors authorized an increase in the share repurchase program by $5 billion to $5.397 billion, reflecting confidence in the Company's strong free cash flow outlook.”

Mr. Plant continued, “Our trajectory points to a healthy fourth quarter and the conclusion of another strong year for Howmet. The commercial aerospace market continues to look robust, underpinned by the extraordinary aircraft order backlog that supports expected production volume increases throughout 2027 and beyond. We do not expect any material impact on our spares demand from the Middle East conflict given the backlog of engine shop visits and requirements to support next generation narrowbody engines. Defense markets remain solid, with further spares needs and likely increases in legacy fighter builds. Of particular note was the 45% year-over-year gas turbines revenue growth, which demonstrates both the extraordinary addition to output and, even more importantly, the increase in market share. Demand in the gas turbines market continues to strengthen with customers looking to increase volumes beyond previous expectations, which supports the outlook beyond 2028. Our capital expenditure plans envisage elevated spend beyond 2027 to support growth in both aerospace and defense as well as gas turbines. Our disciplined focus on free cash flow conversion will remain steadfast throughout this elevated investment period. The commercial transportation market continues to experience recovery in North America. Looking forward to 2027, we envisage revenue of approximately $11.5 billion, representing approximately 12% growth from the increased 2026 guidance.”

2026 Guidance

Dollars in Millions; Per share amounts in dollars, diluted	Q4 2026 Guidance			FY 2026 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$2,740	$2,750	$2,760	$10,290	$10,300	$10,310
				Baseline Change	+$250
Adj. EBITDA[1]	$895	$900	$905	$3,325	$3,330	$3,335
Adj. EBITDA Margin[1]	32.7%	32.7%	32.8%	32.3%	32.3%	32.3%
				Baseline Change	+$100 +20 bps
Adj. Earnings per Share[1]	$1.49	$1.50	$1.51	$5.49	$5.50	$5.51
				Baseline Change	+$0.23
Free Cash Flow[1]				$1,950	$2,000	$2,050
				Baseline Change	+$100

1 Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

2

Consolidated Results

Howmet Aerospace reported third quarter 2026 revenue of $2.70 billion, up 29% year over year with organic growth of 25%, and Adjusted EPS of $1.46, up 54% year over year. Revenue was driven by 32% growth in the commercial aerospace market, 10% growth in the defense aerospace market, 45% growth in the gas turbines market, and 28% growth in the commercial transportation market.

The Company reported Adjusted EBITDA of $879 million, up 43% year over year. The year-over-year increase was driven by growth in the commercial aerospace, defense aerospace, gas turbines, and commercial transportation markets. Adjusted EBITDA margin was up approximately 310 basis points year over year at 32.5%.

Segment Results

Engine Products

Dollars in Millions	Third Quarter
	2026	2025	Change
Third-party sales	$1,451	$1,087	33%
Segment adjusted EBITDA	$567	$362	57%
Segment adjusted EBITDA margin	39.1%	33.3%	580	bps
Depreciation and amortization	$41	$37

Engine Products reported third quarter 2026 revenue of $1.45 billion, an increase of 33% year over year, driven by growth in the commercial aerospace and gas turbines markets. Segment Adjusted EBITDA was $567 million, up 57% year over year, driven by growth in the commercial aerospace and gas turbines markets. The Segment absorbed net headcount of approximately 520 in the quarter in support of expected future revenue increases. Segment Adjusted EBITDA margin increased approximately 580 basis points year over year to 39.1%.

Fastening Systems

Dollars in Millions	Third Quarter
	2026	2025	Change
Third-party sales	$630	$448	41%
Segment adjusted EBITDA	$185	$138	34%
Segment adjusted EBITDA margin	29.4%	30.8%	(140	)bps
Depreciation and amortization	$29	$12

Fastening Systems reported revenue of $630 million, an increase of 41% year over year, driven by growth in the commercial aerospace and defense aerospace markets. Excluding the CAM and Brunner acquisitions, revenue grew 10%. Segment Adjusted EBITDA was $185 million, up 34% year over year, driven by growth in the commercial aerospace and defense aerospace markets and including contributions from the acquisitions. Segment Adjusted EBITDA margin decreased approximately 140 basis points year over year to 29.4%, reflecting impact from the CAM acquisition.

Engineered Structures

Dollars in Millions	Third Quarter
	2026	2025	Change
Third-party sales	$295	$307	(4)%
Segment adjusted EBITDA	$70	$64	9%
Segment adjusted EBITDA margin	23.7%	20.8%	290	bps
Depreciation and amortization	$10	$10

3

Engineered Structures reported revenue of $295 million, a decrease of 4% year over year, principally driven by the divestiture of the Savannah disk forging facility. Excluding the Savannah divestiture, revenue grew 8%. Segment Adjusted EBITDA was $70 million, up 9% year over year, on the exit of lower-margin business including the divestiture. Segment Adjusted EBITDA margin increased approximately 290 basis points year over year to 23.7%.

Forged Wheels

Dollars in Millions	Third Quarter
	2026	2025	Change
Third-party sales	$327	$247	32%
Segment adjusted EBITDA	$86	$73	18%
Segment adjusted EBITDA margin	26.3%	29.6%	(330	)bps
Depreciation and amortization	$11	$11

Forged Wheels reported revenue of $327 million, an increase of 32% year over year, driven by higher volumes in the commercial transportation market and an increase in aluminum cost pass through. Segment Adjusted EBITDA was $86 million and increased 18% year over year, driven by favorable volume. Segment Adjusted EBITDA margin decreased approximately 330 basis points year over year to 26.3%, due to the impact of higher aluminum cost pass through.

Repurchased $500 Million of Common Stock in Third Quarter 2026; $1.1B Year To Date

In the third quarter 2026, Howmet Aerospace repurchased $500 million of common stock at an average price of $264.77 per share, retiring approximately 1.9 million shares. Year to date through October 28, 2026, the Company has repurchased $1.1 billion of shares at an average price of $250.72 per share.

Board of Directors Approved a $5 Billion Increase to the Share Repurchase Program

On October 28, 2026 the Board of Directors authorized an increase in the Company's share repurchase program by $5 billion, which, together with the remaining authorization of $397 million, results in authorization to repurchase up to $5.397 billion of the Company's outstanding stock.

Paid Down $60 Million of Debt

In the third quarter 2026, the Company paid down $60 million of borrowings on its commercial paper program. At the end of the quarter, $390 million of the $1 billion commercial paper program was outstanding.

Quarterly Common Stock Dividend Increases 17% to $0.14 Per Share in Third Quarter 2026

On July 27, 2026, the Board of Directors declared a dividend of $0.14 per share on its common stock, which was paid on August 25, 2026. The quarterly dividend represents a 17% increase from the second quarter 2026 dividend of $0.12 per share.

Howmet Aerospace will hold its quarterly conference call at 10:00 AM Eastern Time on Thursday, October 29, 2026. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on October 29, via the “Investors” section of the Howmet Aerospace website.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace, gas turbine, and transportation industries. The Company’s primary businesses focus on engine components, fastening systems, and airframe structural components necessary for mission-critical performance and efficiency, including in aerospace, defense, and gas turbine applications, as well as forged aluminum wheels for commercial transportation. With approximately 1,200 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com.

4

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," “envisions,” "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "points," “poised,” "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; any future dividends, debt issuances, debt reduction and repurchases of its common stock; and statements regarding any acquisitions, including expected benefits. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally, or unfavorable changes in the markets served by Howmet Aerospace, including due to escalating tariff and other trade policies and energy costs, and the resulting impacts on Howmet Aerospace’s supply and distribution chains, as well as on market volatility and global trade generally; (b) the impact of potential cyber attacks and information technology or data security breaches; (c) the loss of significant customers or adverse changes in customers’ business or financial conditions; (d) manufacturing difficulties or other issues that impact product performance, quality or safety; (e) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (f) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (g) the inability to achieve anticipated or targeted financial performance, operations or competitiveness, or realization of expected benefits from acquisitions, including the effective integration of acquired businesses; (h) inability to meet increased demand, production targets or commitments; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2025 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. Under its share repurchase program, the Company may repurchase shares from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The program has no stated expiration, and the Company is not obligated to repurchase any specific number of shares or to do so at any particular time. The declaration of any future dividends is subject to the discretion and approval of the Board of Directors after the Board’s consideration of all factors it deems relevant and subject to applicable law. The Company may modify, suspend, or cancel its share repurchase program or any dividend policy in any manner and at any time that it may deem necessary or appropriate. Credit ratings are not a recommendation to buy or hold any Howmet Aerospace securities, and they may be revised or revoked at any time at the sole discretion of the credit rating organizations. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

5

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Other Information

In this press release, the acronym “FY” means “full year”; “Q” means “quarter”; “YoY” means year over year; “Adj.” means adjusted; Howmet, Howmet Aerospace, or the Company means Howmet Aerospace Inc.; "organic growth" refers to the Company's revenue growth excluding the impact of acquisitions and divestitures; and references to performance by Howmet Aerospace or its segments as “record” mean its best result since April 1, 2020 when Howmet Aerospace Inc. (previously named Arconic Inc.) separated from Arconic Corporation.

6

Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Operations (unaudited)

(in millions, except per-share amounts)

	Quarter ended
	September 30, 2026	June 30, 2026	September 30, 2025
Sales	$2,703	$2,547	$2,089

Cost of goods sold (exclusive of expenses below)	1,700	1,596	1,365
Selling, general administrative, and other expenses	120	148	100
Research and development expenses	11	8	10
Provision for depreciation and amortization	93	84	72
Restructuring and other charges	2	—	—
Operating income	777	711	542

Interest expense, net	48	51	37
Other expense, net	8	11	10

Income before income taxes	721	649	495
Provision for income taxes	154	115	110
Net income	$567	$534	$385

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(1):
Net income per share	$1.42	$1.33	$0.96
Average number of shares(2)(3)	398	400	403

Earnings per share - diluted(1):
Net income per share	$1.42	$1.33	$0.95
Average number of shares(2)(3)	400	402	405

Common stock outstanding at the end of the period	398	400	403

(1)	In order to calculate both basic and diluted earnings per share through December 31, 2025, preferred stock dividends declared of less than $1 for the quarters presented need to be subtracted from Net income.

(2)	For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares relates to share equivalents associated with outstanding restricted stock unit awards and employee stock options.

(3)	As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not fully realized in earnings per share ("EPS") in the period of repurchase since share repurchases may occur at varying points during a period.

7

Howmet Aerospace Inc. and subsidiaries

Consolidated Balance Sheet (unaudited)

(in U.S. dollar millions)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$507	$742
Receivables from customers, less allowances of $— in both 2026 and 2025	1,116	779
Inventories	2,113	1,849
Prepaid expenses and other current assets	381	409
Total current assets	4,117	3,779
Properties, plants, and equipment, net	2,912	2,593
Goodwill	5,098	4,022
Deferred income taxes	48	40
Intangibles, net	855	457
Other noncurrent assets	250	288
Total assets	$13,280	$11,179

Liabilities
Current liabilities:
Accounts payable, trade	$969	$845
Accrued compensation and retirement costs	373	343
Taxes, including income taxes	88	77
Accrued interest payable	54	47
Deferred revenue	204	147
Other current liabilities	136	121
Long-term debt due within one year	1	191
Short-term borrowings	390	—
Total current liabilities	2,215	1,771
Long-term debt, less amount due within one year	4,052	2,859
Accrued pension benefits	493	546
Accrued other postretirement benefits	33	38
Other noncurrent liabilities and deferred credits	725	612
Total liabilities	7,518	5,826

Equity
Howmet Aerospace shareholders’ equity:
Common stock	398	402
Additional capital	1,438	2,531
Retained earnings	5,621	4,093
Accumulated other comprehensive loss	(1,695)	(1,673)
Total equity	5,762	5,353
Total liabilities and equity	$13,280	$11,179

8

Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in U.S. dollar millions)

	Nine months ended
	September 30,
	2026	2025
Operating activities
Net income	$1,681	$1,136
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	251	210
Deferred income taxes	48	75
Restructuring and other credits	(91)	(4)
Net realized and unrealized losses	14	17
Net periodic pension cost	34	31
Stock-based compensation	80	59
Other	8	3
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(284)	(180)
Increase in inventories	(117)	(95)
Increase in prepaid expenses and other current assets	(40)	(11)
Increase in accounts payable, trade	68	17
Increase (decrease) in accrued expenses	79	(2)
Decrease in taxes, including income taxes	(23)	(3)
Pension contributions	(36)	(30)
Increase in noncurrent assets	(8)	(6)
Increase in noncurrent liabilities	81	13
Cash provided from operations	1,745	1,230
Financing Activities
Net change in commercial paper	390	—
Additions to debt	1,200	—
Repurchases and payments on debt	(186)	(140)
Debt issuance costs	(12)	—
Repurchases of common stock	(1,100)	(500)
Dividends paid to shareholders	(153)	(131)
Taxes paid for net share settlement of equity awards	(68)	(45)
Other	(6)	(4)
Cash provided from (used for) financing activities	65	(820)
Investing Activities
Capital expenditures	(345)	(329)
Acquisitions, net of cash acquired	(1,929)	—
Proceeds from the sale of assets and businesses	226	9
Additions to investments	—	(9)
Sale of investments	2	13
Cash used for investing activities	(2,046)	(316)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	1
Net change in cash, cash equivalents and restricted cash	(235)	95
Cash, cash equivalents and restricted cash at beginning of period	743	565
Cash, cash equivalents and restricted cash at end of period	$508	$660

9

Howmet Aerospace Inc. and subsidiaries

Segment Information (unaudited)

(in U.S. dollar millions)

	1Q25	2Q25	3Q25	4Q25	2025	1Q26	2Q26	3Q26
Engine Products
Third-party sales	$974	$1,038	$1,087	$1,143	$4,242	$1,253	$1,373	$1,451
Inter-segment sales	$2	$3	$2	$1	$8	$2	$3	$2
Provision for depreciation and amortization	$33	$35	$37	$39	$144	$38	$42	$41
Segment Adjusted EBITDA	$318	$343	$362	$393	$1,416	$458	$517	$567
Segment Adjusted EBITDA Margin	32.6%	33.0%	33.3%	34.4%	33.4%	36.6%	37.7%	39.1%
Restructuring and other charges	$—	$—	$—	$88	$88	$—	$—	$1
Capital expenditures	$85	$74	$73	$84	$316	$59	$77	$95

Fastening Systems
Third-party sales	$412	$431	$448	$454	$1,745	$471	$589	$630
Inter-segment sales	$—	$—	$—	$1	$1	$—	$—	$—
Provision for depreciation and amortization	$12	$12	$12	$12	$48	$13	$20	$29
Segment Adjusted EBITDA	$127	$126	$138	$139	$530	$150	$177	$185
Segment Adjusted EBITDA Margin	30.8%	29.2%	30.8%	30.6%	30.4%	31.8%	30.1%	29.4%
Restructuring and other charges (credits)	$—	$1	$—	$(1)	$—	$—	$—	$2
Capital expenditures	$10	$9	$13	$20	$52	$17	$11	$19

Engineered Structures
Third-party sales	$304	$308	$307	$307	$1,226	$294	$269	$295
Inter-segment sales	$7	$8	$7	$4	$26	$8	$8	$13
Provision for depreciation and amortization	$13	$10	$10	$10	$43	$10	$11	$10
Segment Adjusted EBITDA	$67	$68	$64	$66	$265	$66	$64	$70
Segment Adjusted EBITDA Margin	22.0%	22.1%	20.8%	21.5%	21.6%	22.4%	23.8%	23.7%
Restructuring and other credits	$(4)	$—	$—	$—	$(4)	$(93)	$—	$(1)
Capital expenditures	$6	$7	$10	$13	$36	$12	$8	$14

Forged Wheels
Third-party sales	$252	$276	$247	$264	$1,039	$295	$316	$327
Provision for depreciation and amortization	$10	$10	$11	$11	$42	$11	$10	$11
Segment Adjusted EBITDA	$68	$76	$73	$79	$296	$90	$88	$86
Segment Adjusted EBITDA Margin	27.0%	27.5%	29.6%	29.9%	28.5%	30.5%	27.8%	26.3%
Restructuring and other credits	$—	$(1)	$—	$—	$(1)	$—	$—	$—
Capital expenditures	$15	$8	$9	$4	$36	$3	$4	$14

Differences between the total segment and consolidated totals are in Corporate.

10

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited)

(in U.S. dollar millions)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated Operating income

	1Q25	2Q25	3Q25	4Q25	2025	1Q26	2Q26	3Q26
Operating income	$494	$521	$542	$489	$2,046	$753	$711	$777
Segment provision for depreciation and amortization	68	67	70	72	277	72	83	91
Unallocated amounts:
Restructuring and other (credits) charges	(4)	—	—	88	84	(93)	—	2
Corporate expense(1)	22	25	25	28	100	32	52	38
Total Segment Adjusted EBITDA	$580	$613	$637	$677	$2,507	$764	$846	$908

Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA is defined as Operating Income excluding Restructuring and other (credits) charges, Provision for depreciation and amortization, and Special items. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted EBITDA.

(1) Pre-tax special items included in Corporate expense

	1Q25	2Q25	3Q25	4Q25	2025	1Q26	2Q26	3Q26
Acquisition and acquisition-related costs(2)	$—	$—	$—	$2	$2	$6	$22	$7
Costs (benefits) associated with closures, supply chain disruptions, and other items	1	(1)	—	1	1	—	—	—
Total Pre-tax special items included in Corporate expense	$1	$(1)	$—	$3	$3	$6	$22	$7

(2)	Interest expense of $1 related to the CAM acquisition financing in 1Q26.

11

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Free cash flow

	Quarter ended			Nine months ended
	1Q26	2Q26	3Q26	3Q26
Cash provided from operations	$453	$583	$709	$1,745
Capital expenditures	(94)	(104)	(147)	(345)
Free cash flow	$359	$479	$562	$1,400

Cash provided from (used for) financing activities	$1,226	$(541)	$(620)	$65
Cash provided from (used for) investing activities	$14	$(1,914)	$(146)	$(2,046)

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

12

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions, except per-share amounts)

Reconciliation of Adjusted Net income

	Quarter ended			Nine months ended
	3Q25	2Q26	3Q26	September 30, 2025	September 30, 2026
Net income	$385	$534	$567	$1,136	$1,681

Diluted earnings per share ("EPS")	$0.95	$1.33	$1.42	$2.79	$4.18

Average number of diluted shares	405	402	400	406	402

Special items:
Restructuring and other charges (credits)(1)	—	—	2	(4)	(91)
Acquisition and acquisition-related costs(2)	—	22	7	—	36
Subtotal: Pre-tax special items	—	22	9	(4)	(55)
Tax impact of Pre-tax special items(3)	—	(4)	(2)	1	24
Subtotal	—	18	7	(3)	(31)

Discrete and other tax special items(4)	—	(18)	10	(26)	(38)
Total: After-tax special items	—	—	17	(29)	(69)
Adjusted Net income	$385	$534	$584	$1,107	$1,612

Adjusted EPS	$0.95	$1.33	$1.46	$2.72	$4.01

Adjusted Net income and Adjusted EPS are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges (credits), Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income and Diluted EPS determined under GAAP as well as Adjusted Net income and Adjusted EPS.

(1)	Restructuring and other credits for the nine months ended September 30, 2026 included a gain on the sale of the Company's disk forging facility in Savannah, GA within Engineered Structures.

(2)	Includes legal and advisory costs, amortization expense of inventory step-up recorded in accordance with purchase accounting, and other acquisition-related costs for CAM and Brunner. Additionally, interest expense of $1 related to the CAM acquisition financing in 1Q26.

(3)	The Tax impact of Pre-tax special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

(4)	Discrete tax items for each period included the following:

•	for 3Q25, a net benefit for other small items ($1);

•	for 2Q26, a benefit to release a valuation allowance related to U.S. foreign tax credits ($22), a benefit to release a valuation allowance related to U.S. state tax losses ($10), a benefit to release a tax reserve in Germany ($3), an excess benefit for stock compensation ($1), and a charge to establish an international withholding tax reserve $16;

•	for 3Q26, a charge related to a foreign pension plan termination $5, a charge for a valuation allowance related to U.S. foreign tax credits $3, a charge for an international withholding tax reserve $1, an excess benefit for stock compensation ($2), and a net benefit for other small items ($1);

•	for the nine months ended 3Q25, benefits related to U.S. accounting method changes for certain prior period transaction and other costs ($17), an excess benefit for stock compensation ($14), a net benefit related to U.S. federal and state research and development credits claimed for prior years ($5), a net charge related to the expiration of a tax holiday in China $6, a charge for a tax reserve established in Germany $2, and a net charge for other small items $1; and

•	for the nine months ended 3Q26, an excess benefit for stock compensation ($24), a benefit to release a valuation allowance related to U.S. foreign tax credits ($19), a benefit to release a valuation allowance related to U.S. state tax losses ($10), a benefit to release a tax reserve in Germany ($3), a net benefit for other small items ($1), a charge to establish an international withholding tax reserve $17, and a charge related to a foreign pension plan termination $5.

13

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions)

Reconciliation of Operational tax rate

	Quarter ended			Nine months ended
	3Q26			3Q26
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$721	$9	$730	$2,078	$(55)	$2,023
Provision for income taxes	$154	$(8)	$146	$397	$14	$411
Tax rate	21.4%		20.0%	19.1%		20.3%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)	Pre-tax special items for 3Q26 included Acquisition and acquisition-related costs $7 and Restructuring and other charges $2. Pre-tax special items for the nine months ended 3Q26 included Restructuring and other credits ($91) and Acquisition and acquisition-related costs $36.

(2)	Tax Special items includes discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for each period included the following:

•	for the quarter ended 3Q26, a charge related to a foreign pension plan termination $5, a charge for a valuation allowance related to U.S. foreign tax credits $3, a charge for an international withholding tax reserve $1, an excess benefit for stock compensation ($2), and a net benefit for other small items ($1);

•	for the nine months ended 3Q26, an excess benefit for stock compensation ($24), a benefit to release a valuation allowance related to U.S. foreign tax credits ($19), a benefit to release a valuation allowance related to U.S. state tax losses ($10), a benefit to release a tax reserve in Germany ($3), a charge to establish an international withholding tax reserve $17, a charge related to a foreign pension plan termination $5, and a net benefit for other small items ($1).

14

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, and Adjusted EBITDA margin

	Quarter ended			Nine months ended
	3Q25	2Q26	3Q26	September 30, 2025	September 30, 2026
Sales	$2,089	$2,547	$2,703	$6,084	$7,563
Operating income	$542	$711	$777	$1,557	$2,241
Operating income margin	25.9%	27.9%	28.7%	25.6%	29.6%

Operating income	$542	$711	$777	$1,557	$2,241
Add:
Restructuring and other charges (credits)	$—	$—	$2	(4)	(91)
Acquisition and acquisition-related costs(1)	—	22	7	—	35
Adjusted operating income	$542	$733	$786	$1,553	$2,185
Adjusted operating income margin	25.9%	28.8%	29.1%	25.5%	28.9%
Provision for depreciation and amortization	72	84	93	210	251
Adjusted EBITDA	$614	$817	$879	$1,763	$2,436
Adjusted EBITDA margin	29.4%	32.1%	32.5%	29.0%	32.2%

Adjusted operating income and Adjusted operating income margin are non-GAAP financial measures. Special items, including Restructuring and other charges (credits), are excluded from Adjusted operating income. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income and Operating income margin determined under GAAP as well as Adjusted operating income and Adjusted operating income margin.

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA is defined as Operating Income excluding Restructuring and other charges (credits), Provision for depreciation and amortization, and Special items. Special items, including Restructuring and other charges (credits), are excluded from Adjusted EBITDA.

(1)	Interest expense of $1 related to the CAM acquisition financing in 1Q26.

15

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Organic Revenue Growth

	Quarter ended
	3Q25			3Q26
	Sales	Acquisitions and Divestitures	Organic Revenue	Sales	Acquisitions and Divestitures	Organic Revenue	% Change - Sales	% Change - Organic Revenue
Engine Products	$1,087	$—	$1,087	$1,451	$—	$1,451	33%	33%
Fastening Systems	$448	$—	$448	$630	$135	$495	41%	10%
Engineered Structures	$307	$34	$273	$295	$—	$295	(4)%	8%
Forged Wheels	$247	$—	$247	$327	$—	$327	32%	32%
Total	$2,089	$34	$2,055	$2,703	$135	$2,568	29%	25%

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented excluding the impact of the acquisitions of CAM (acquired April 2026) and Brunner (acquired February 2026) and the sale of the disk forging facility in Savannah, GA (divested March 2026). Management believes that it is appropriate to consider both Sales determined under GAAP as well as Organic Revenue.

16